UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2022

Carter’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Phipps Tower,

3438 Peachtree Road NE, Suite 1800

Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(678) 791-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock par value $0.01 per share	CRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 11, 2022, The William Carter Company, a wholly owned subsidiary of Carter’s, Inc. (the “Company”), entered into Amendment No. 4 to Fourth Amended and Restated Credit Agreement and Second Amendment to Amended and Restated Security Agreement (“Amendment No. 4”) related to its fourth amended and restated secured revolving credit agreement dated as of August 25, 2017, which was previously amended by Amendment No. 1, dated September 21, 2018, Amendment No. 2, dated May 4, 2020, and Amendment No. 3, dated April 21, 2021 (collectively, the “Secured Revolving Credit Agreement”). Capitalized terms used in the description below but not defined herein have the meanings given to such terms in Amendment No. 4.

Among other things, Amendment No. 4 provides:

•

for a maturity extension to April 11, 2027, subject to a springing maturity of December 14, 2026 (which springing maturity shall occur, unless, prior to December 14, 2026, the aggregate outstanding principal amount of the Company’s 2027 Notes is less than or equal to $250.0 million or the 2027 Notes have otherwise been refinanced with Qualifying 2027 Notes Refinancing Indebtedness);

•

that the size of the U.S. Dollar revolving credit facility was increased by $100.0 million and, as a result of such increase, the size of the U.S. Dollar revolving credit facility is now in the aggregate principal amount of $750.0 million (including a $100.0 million sub-limit for letters of credit and a swing-line sub-limit of $70 million) and the size of the U.S. Dollar and multicurrency revolving credit facilities is now in the aggregate principal amount of $850.0 million (i.e., a $100.0 million multicurrency revolving commitment);

•	for SOFR, SONIA or other customary replacement benchmark floating rates;

•

for a leverage-based pricing grid which will determine the applicable interest rate (i.e., the applicable floating benchmark rate plus a credit spread adjustment, if any, plus an amount ranging from 1.125% to 1.625%); and

•

for a sole financial maintenance covenant consisting of a consolidated total net leverage ratio (defined as, with certain adjustments, the ratio of the U.S. Borrower’s consolidated net indebtedness to consolidated net income before interest, taxes, depreciation and amortization) not to exceed 3.50:1.00 (or 4.00:1.00, in the event of a material acquisition to the extent described in Amendment No. 4) as of the last day of a fiscal quarter, commencing with the third fiscal quarter of fiscal year ending December 31, 2022.

Amendment No. 4 was entered into by and among The William Carter Company, as U.S. Borrower, The Genuine Canadian Corp., as Canadian Borrower, Carter’s Holdings B.V., as Dutch Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, U.S. Dollar Facility Swing Line Lender and U.S. Dollar Facility L/C Issuer, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, a Multicurrency Facility Swing Line Lender and a Multicurrency Facility L/C Issuer, J.P. Morgan SE, as European Agent, JPMorgan Chase Bank, N.A., London Branch, as a Multicurrency Facility Swing Line Lender and a Multicurrency Facility L/C Issuer, each lender from time to time party thereto and the other parties party thereto.

Amendment No. 4 is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the material terms of Amendment No. 4 are qualified in their entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amendment No. 4 to Fourth Amended and Restated Credit Agreement and Second Amendment to Amended and Restated Security Agreement, dated as of April 11, 2022, to the Fourth Amended and Restated Credit Agreement dated as of August 25, 2017, by and among The William Carter Company, as U.S. Borrower, The Genuine Canadian Corp., as Canadian Borrower, Carter’s Holdings B.V., as Dutch Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, U.S. Dollar Facility Swing Line Lender and U.S. Dollar Facility L/C Issuer, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, a Multicurrency Facility Swing Line Lender and a Multicurrency Facility L/C Issuer, J.P. Morgan SE, as European Agent, JPMorgan Chase Bank, N.A., London Branch, as a Multicurrency Facility Swing Line Lender and a Multicurrency Facility L/C Issuer, each lender from time to time party thereto and the other parties party thereto.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 14, 2022	CARTER’S, INC.

	By:	/s/ Scott F. Duggan
	Name:	Scott F. Duggan
	Title:	Senior Vice President, General Counsel and Secretary